Exhibit 32

CERTIFICATION PURSUANT TO

EXCHANGE ACT RULE 13a-14(b) AND

18 U.S.C. SECTION 1350

In connection with the Annual Report of Emerson Electric Co. (the “Company”) on Form 10-K for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. N. Farr, Chairman of the Board, Chief Executive Officer and President of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. N. Farr
D. N. Farr
Chairman of the Board,
Chief Executive Officer and President
Emerson Electric Co.
November 20, 2006

CERTIFICATION PURSUANT TO

EXCHANGE ACT RULE 13a-14(b) AND

18 U.S.C. SECTION 1350

In connection with the Annual Report of Emerson Electric Co. (the “Company”) on Form 10-K for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. J. Galvin, Senior Executive Vice President and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. J. Galvin
W. J. Galvin
Senior Executive Vice President and
Chief Financial Officer
Emerson Electric Co.
November 20, 2006